United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2013

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2013, the Board of Directors (the “Board”) of S&T Bancorp, Inc. (“S&T”) appointed Fred J. Morelli, Jr. and Frank J. Palermo, Jr. to S&T’s Board. There were no arrangements or understandings between S&T and Messrs. Morelli or Palermo (or any other person known to S&T) pursuant to which Messrs. Morelli or Palermo were appointed. There are no related party transactions to disclose. Messrs. Morelli and Palermo will serve on S&T’s Board until its 2013 Annual Meeting of Shareholders. The Board has not yet determined which Board committees Mr. Morelli and Mr. Palermo will serve on, except that Mr. Palermo will serve on the Audit Committee and has been designated as the Audit Committee Financial Expert.

Pursuant to S&T’s standard non-employee director compensation package, Messrs. Morelli and Palermo will receive a pro rata portion of the annual retainer in the amount of $4,500 cash and $6,750 in shares of restricted stock. Messrs. Morelli and Palermo will also receive $800 for each committee meeting they attend in person and $500 for each committee meeting they attend by phone.

Item 9.01

Exhibits

99.1	Press Release, dated February 1, 2013 issued by S&T. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

February 1, 2013	/s/ Mark Kochvar Mark Kochvar Senior Executive Vice President, Chief Financial Officer